UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

230 Park Avenue

3/4 Floor West

New York, NY 10169

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments

In February 2021, WisdomTree Investments, Inc. (the “Company”) disclosed in its Annual Report on Form 10-K for the year ended December 31, 2020 its decision to adopt a “remote first” philosophy with plans to significantly reduce its office footprints in New York and London. In connection with this decision, during the quarter ended March 31, 2021, the Company exited its London lease. On September 9, 2021, the Company entered into a Surrender Agreement to terminate the lease for its principal executive office at 245 Park Avenue, New York, New York effective immediately. In consideration for the landlord’s agreement to enter into the Surrender Agreement and accelerate the expiration date of the term of the New York lease from August 31, 2029, the Company paid a termination fee of approximately $13.0 million. As a result, on September 9, 2021, the Company concluded that for the quarter ending September 30, 2021, it expects to recognize an estimated impairment charge of approximately $16.0 million, representing the write-off of the right-of-use asset, leasehold improvements and fixed assets, partly offset by a reduction in operating lease liabilities.

Cost savings are estimated to be approximately $0.2 million and $0.6 million during the third and fourth quarters of 2021, respectively, when compared to actual occupancy and depreciation expense recognized during the second quarter of 2021. Cost savings for the year ending December 31, 2022 resulting from the reduction in the New York and London office footprints are estimated to be approximately $3.5 million when compared to actual occupancy and depreciation expense recognized during the year ended December 31, 2020. Anticipated rent for new office space in New York and London with a smaller footprint is included in these estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: September 13, 2021	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer

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